Exhibit 107
Calculation of Filing Fee Tables
Form S-3ASR
(Form Type)

The Procter & Gamble Company
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock (without par value)	Other	1,600,859(1)	$142.80(2)	$228,602,665.20 (2)	0.00014760	$33,741.75
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities

Carry Forward Securities	Equity	Common Stock (without par value)	415(a)(6)	10,399,141(1)(3)	—	$1,493,732,613.24(3)	—	—	S-3ASR	333-249543	October 19, 2020	$162,966.23
Total Offering Amounts						$1,722,335,278.44		$33,741.75
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$33,741.75

(1)
In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on October 12, 2023.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $1,493,732,613.24 of unsold securities (the “Unsold Securities”) that had previously been registered under the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-249543) initially filed and effective on October 19, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered under the Prior Registration Statement, and the filing fees of approximately $162,966.23 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $33,741.75 with respect to the remaining $228,602,665.20 of securities registered hereunder is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.